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                                                            EXHIBIT 21.1

                    SYSTEMSOFT CORPORATION SUBSIDIARIES

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
NAME OF SUBSIDIARY                 JURISDICTION OF INCORPORATION       OWNERSHIP
------------------                 -----------------------------       ---------
SystemSoft Japan Corporation       Delaware                            100% owned by SystemSoft Corporation

SystemSoft Taiwan Corporation      Massachusetts                       100% owned by SystemSoft Corporation

SystemSoft Colorado Corporation    Delaware                            100% owned by SystemSoft Corporation

Yellow Rose Corporation            Delaware                            100% owned by SystemSoft Corporation

SystemSoft K.K.                    Japan                               80.02% owned by SystemSoft Japan
                                                                       Corporation

Pacific SystemSoft K.K.            Japan                               100% owned by SystemSoft Corporation
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